Exhibit 99.B(d)(2)(vi)

October 31, 2008

Mr. Michael Gioffre

Senior Vice President

ING Investment Management Co.

10 State House Square

Hartford, CT 06103-3607

Re:          Sub-Advisory Agreement between ING Investments, LLC and ING Investment Management Co. (the “Agreement”)

Dear Mr. Gioffre:

Pursuant to the Sub-Advisory Agreement dated March 1, 2002 between ING Investments, LLC and ING Investment Management Co., as amended (the “Agreement”), we hereby notify you of our intention to retain you as Sub-Adviser to render investment advisory services to ING U.S. Government Money Market Fund (the “Fund”), a series of ING Series Fund, Inc., effective October 31, 2008, upon all of the terms and conditions set forth in the Agreement.  Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Fund to the Amended and Restated Schedule A of the Agreement.  The Amended and Restated Schedule A, with the annual sub-advisory fees indicated for the Fund, is attached hereto.

Please signify your acceptance to act as Sub-Adviser under the Agreement with respect to the Fund by signing below where indicated.

Very sincerely,

By:	/s/ Todd Modic
Name:	Todd Modic
Title:	Senior Vice President
ING Investments, LLC

ACCEPTED AND AGREED TO:

ING Investment Management Co.

By:	/s/ Daniel Wilcox
Name:	Daniel Wilcox
Title:	, Duly Authorized

7337 E. Doubletree Ranch Rd.	Tel: 480-477-3000	ING Investments, LLC
Scottsdale, AZ 85258-2034	Fax: 480-477-2744
www.ingfunds.com

AMENDED AND RESTATED SCHEDULE A

with respect to the

SUB-ADVISORY AGREEMENT

between

ING INVESTMENTS, LLC

and

ING INVESTMENT MANAGEMENT CO.

Series	Effective Date	Annual Sub-Advisory Fee

Brokerage Cash Reserves		0.090% on first $1 billion 0.086% on next $2 billion 0.081% over $3 billion

ING 130/30 Fundamental Research Fund		0.360% on first $500 million 0.3375% on next $500 million 0.315% over $1 billion

ING Balanced Fund		0.338% on first $500 million 0.304% on next $500 million 0.293% over $1 billion

ING Corporate Leaders 100 Fund	June 11, 2008	0.180% on all assets

ING Global Target Payment Fund	August 15, 2008	0.036%

ING Growth and Income Fund		0.3150% on first $250 million 0.2925% on next $250 million 0.2813% on next $250 million 0.2700% on next $1.25 billion 0.2475% over $2 billion

ING Index Plus LargeCap Fund		0.203% on first $500 million 0.191% on next $250 million 0.180% on next $1.25 billion 0.169% over $2 billion

Series	Effective Date	Annual Sub-Advisory Fee

ING Index Plus MidCap Fund		0.203% on first $500 million 0.191% on next $250 million 0.180% on next $1.25 billion 0.169% over $2 billion

ING Index Plus SmallCap Fund		0.203% on first $500 million 0.191% on next $250 million 0.180% on next $1.25 billion 0.169% over $2 billion

ING Money Market Fund		0.180% on first $500 million 0.158% on next $500 million 0.153% on next $1 billion 0.149% on next $1 billion 0.135% over $3 billion

ING Small Company Fund		0.383% on first $250 million 0.360% on next $250 million 0.349% on next $250 million 0.338% on next $1.25 billion 0.326% over $2 billion

ING Strategic Allocation Conservative Fund		Direct Investments 0.360% on first $500 million 0.349% on next $500 million 0.338% on next $500 million 0.326% on next $500 million 0.315% over $2 billion

Underlying Funds
0.02%

ING Strategic Allocation Growth Fund		Direct Investments 0.360% on first $500 million 0.349% on next $500 million 0.338% on next $500 million 0.326% on next $500 million 0.315% over $2 billion

Underlying Funds 0.02%

ING Strategic Allocation Moderate Fund		Direct Investments 0.360% on first $500 million 0.349% on next $500 million

Series	Effective Date	Annual Sub-Advisory Fee

0.338% on next $500 million 0.326% on next $500 million 0.315% over $2 billion

Underlying Funds 0.02%

ING Tactical Asset Allocation Fund	March 5, 2008	0.2025% on all assets

ING U.S. Government Money Market Fund	October 31, 2008	0.158% on first $1 billion 0.146% on next $2 billion 0.135% in excess of $3 billion